UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 3, 2011
Horsehead Holding Corp.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

001-33658	20-0447377

(Commission File Number)	(IRS Employer Identification No.)

4955 Steubenville Pike, Suite 405, Pittsburgh, Pennsylvania	15205

(Address of Principal Executive Offices)	(Zip Code)
(724) 774-1020

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On January 3, 2011, the registrant entered into Employment Agreements (the “Employment Agreements”) with each of (1) James M. Hensler, the registrant’s President and Chief Executive Officer; (2) Robert D. Scherich, the registrant’s Chief Financial Officer; and (3) Ali Alavi, the registrant’s Vice President—Corporate Administration, General Counsel and Secretary (the “Executive Officers”). The Employment Agreements amended and restated the registrant’s existing employment agreements with the Executive Officers, which were due to expire in November 2011.
     The initial term of the each of the Employment Agreements is three years, and the Employment Agreements will automatically renew thereafter for successive one-year terms, unless otherwise terminated. The Employment Agreements continue to provide the Executive Officers with their annual base salary, an annual performance-based bonus to be determined by the registrant’s board of directors or compensation committee and certain other employee benefits.
     The Employment Agreements provide that if the Executive Officer’s employment is terminated by the registrant without cause, or, in the case of Mr. Hensler, he resigns for good reason, the Executive Officer is entitled to (1) continue to receive his base salary for a severance period following termination and (2) receive an amount equal to the average amount paid to the Executive Officer as a cash bonus in each of the three years preceding such termination, payable pro rata over course of the severance period. The severance periods for Messrs. Hensler, Scherich and Alavi are two years, eighteen months and one year, respectively. Each Employment Agreement provides that the Executive Officer will receive severance payments through the severance period as long as certain conditions are met, including that the executive sign a general release and that the Executive Officer has not breached any of the terms or provisions of the non-competition and non-solicitation provisions of his Employment Agreement. The non-competition period set forth in the Employment Agreements are through the later of the end of any severance period and twelve months following termination of employment. The non-solicitation period in the Employment Agreements is 24 months.
     The foregoing description of the Employment Agreements is not intended to be complete and is qualified in its entirety by the complete text of the Employment Agreements, which are attached as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.02.	Compensatory Arrangements of Certain Officers.
     The information provided in Item 1.01 is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated as of January 3, 2011, by and between the registrant and James M. Hensler III

Exhibit No.	Description
10.2	Employment Agreement, dated as of January 3, 2011, by and between the registrant and Robert D. Scherich

10.3	Employment Agreement, dated as of January 3, 2011, by and between the registrant and Ali Alavi

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORSEHEAD HOLDING CORP.
Dated: January 4, 2011	By:	/s/ Robert D. Scherich
Robert D. Scherich
Its: Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement, dated as of January 3, 2011, by and between the registrant and James M. Hensler III

10.2	Employment Agreement, dated as of January 3, 2011, by and between the registrant and Robert D. Scherich

10.3	Employment Agreement, dated as of January 3, 2011, by and between the registrant and Ali Alavi